                                                                  Exhibit 10.1





                      FALLAT FAMILY CHARITABLE FOUNDATION

                           FOUNDATION TRUST AGREEMENT

              Foundation Taxpayer Identification No.:  23-7896622

                      FALLAT FAMILY CHARITABLE FOUNDATION

                           FOUNDATION TRUST AGREEMENT

          MADE this 31/st/ day of March, 1997, by and between THOMAS E. FALLAT, now of the County of Westmoreland, Commonwealth of Pennsylvania (hereinafter referred to as the "grantor"), and said THOMAS E. FALLAT, and CHARLES E. WESTON, now of the County of Westmoreland, Commonwealth of Pennsylvania (hereinafter referred to individually as a "trustee" and collectively referred to as the "trustees"),

                              W I T N E S S E T H:

          WHEREAS, the grantor desires to establish an irrevocable charitable trust for the benefit of charitable organizations, as more fully described in the within trust; and

          WHEREAS, the trustees are willing to accept this trust upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the grantor hereby irrevocably transfer and deliver to the trustees all of their right, title and interest in and to the property hereinafter set forth on Schedule A, attached hereto as part hereof, in trust for the following purposes:

                                  ARTICLE ONE
                      FALLAT FAMILY CHARITABLE FOUNDATION

          (S)1.1    Name.  The trust hereby created shall be known as the FALLAT
                    ----
FAMILY CHARITABLE FOUNDATION (hereinafter referred to as the "Foundation").

          (S)1.2    Distributions.  The trustees shall hold, manage, invest and
                    -------------
reinvest the trust property, as the trustees in their discretion deem proper in accordance with the provisions of ARTICLE FOUR of this trust agreement, and shall distribute the income, accumulated income, if any, and principal of the trust property at such times and in such amounts to or for the use of such charitable organizations and for such charitable purposes as the Board of Directors shall from time to time direct in writing; provided, however, should the Board of Directors fail so to direct the trustees causing the trustees to make a good faith determination that the Foundation, absent a distribution, would violate any of the provisions of this trust agreement, the trustees shall make the required distribution. No part of the net earnings of the Foundation shall inure to or be payable to, or for the benefit of, any private shareholder or individual, and no substantial part of the activities of the Foundation shall be the carrying on of propaganda, or otherwise attempting to influence legislation. No part of the activities of the Foundation shall be the participation in, or intervention in (including the publishing or distribution of statements), any political campaign on behalf of any candidate for public office.

          (S)1.3    Charitable Organizations.  For purposes of this trust
                    ------------------------
agreement and any reformations hereto, the term "charitable organizations" shall mean, and the term "charitable organization" shall mean any one of, such corporations, trusts, funds, foundations or community chests created or organized in the United States or in any of its possessions, whether under the laws of the United States, any state, the District of Columbia, or any possession of the United States, as (a) are at such time described in Section 501(c)(3) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code, and (b) are of such character that contributions thereto shall be deductible for income, gift and estate tax purposes under the United States internal revenue laws in force and effect at such time.

          (S)1.4    Charitable Purposes.  For purposes of this trust agreement
                    -------------------
and any reformations hereto, the term "charitable purposes" shall mean, and the term "charitable purpose" shall mean any one of, such religious, charitable, scientific, literary or educational purposes, the prevention of cruelty to children or animals, and the distribution of property to or for the use of any State, any possession of the United States, or any political subdivision of any of the foregoing, or the United States or the District of Columbia, for exclusively public purposes, all as (a) are at such time described in Section 501(c)(3) of the Internal Revenue Code and (b) are of such character that contributions for such purposes are deductible for income, gift and estate tax purposes under the United States internal revenue laws in force and effect at such time.

          (S)1.5    Grantor's Intentions Concerning Distributions.  In the
                    ---------------------------------------------
exercise of their discretion concerning distributions to charitable organizations for charitable purposes, the Board of Directors (or the trustees, if applicable, as provided in (S)1.2 of this trust agreement) shall select such charitable organizations whose activities are concentrated in the cultural, museum, religious, youth development, medical and educational fields.

          (S)1.6    Termination.  The Foundation shall continue forever unless
                    -----------
it is terminated by the Board of Directors. In such event, all of the trust property shall be distributed to or for the use of such charitable organizations, in such amounts and for such charitable purposes as the Board of Directors shall then select and determine.

                                  ARTICLE TWO
                                    TRUSTEES

          (S)2.1    Successor Trustees.  The individual trustees may at any time
                    ------------------
and from time to time appoint one or more individuals or a corporate fiduciary (if a corporate trustee is not then serving), or both, to serve as additional trustees. A corporate trustee may resign at any time, without stating cause, by filing an account with a court of competent jurisdiction; provided, however, if upon such resignation no other trustee would then be serving, such resignation shall be effective only upon the appointment by such court of a corporate fiduciary to serve as successor corporate trustee. If at any time there is a complete vacancy in the office of the trustee and no successor trustee has been appointed as herein provided, PNC BANK, NATIONAL ASSOCIATION, Pittsburgh, Pennsylvania, shall serve as successor trustee. As used in this Section, the term "corporate fiduciary" shall mean a corporate fiduciary that is doing business within any State, Commonwealth or District of the United States and administering (or is affiliated with, or has control of, any corporation administering) trust assets having a value of at least $100,000,000.

          (S)2.2    Merger or Consolidation.  In case of the merger or
                    -----------------------
consolidation of a corporate trustee, the resultant company shall become such trustee's successor hereunder without notice to any party.

          (S)2.3    Compensation.  A corporate trustee shall be entitled to
                    ------------
receive compensation for its services hereunder in accordance with its schedule of compensation in effect when the services are performed, but not in excess of such compensation as would be approved by a court of competent jurisdiction. An individual trustee shall be entitled to receive reasonable compensation for such trustee's services hereunder.

          (S)2.4    Successor Trustees.  Each successor trustee shall have all
                    ------------------
the rights, powers, privileges and duties, whether discretionary or otherwise, herein given to the original trustees and shall be subject to the same reservations, limitations, terms and conditions.

                                 ARTICLE THREE
                               BOARD OF DIRECTORS

          (S)3.1    Purpose and Administration.  The grantor hereby establishes
                    --------------------------
a Board of Directors whose purpose shall be to select not only the charitable organizations to whom distributions are made, but also the amount of such distributions. The decision of the Board of Directors shall be final and not subject to question or adjustment by any person or entity. The Board of Directors shall establish their own by-laws to govern the administration of their activities, subject only to the following conditions:

                    (a) The Board of Directors shall consist of not less than two (2) nor more than ten (10) directors.

                    (b) The initial directors shall be: Thomas E. Fallat, Opal A. Fallat, Charles E. Weston, John T. Fallat, Stephanie D. Verona and Anna Maria Fallat.

                    (c) Thomas E. Fallat shall serve as Chairman of the Board of Directors for the first five (5) years of the Foundation, or until his earlier death, resignation or removal. At such time, the Board of Directors shall annually select from among the then serving directors one director to serve as Chairman for a term of one (1) year.

                    (d) The Board of Directors shall appoint a Foundation Manager. Thomas E. Fallat shall serve as Foundation Manager until the first annual meeting of the Board of Directors, or until his earlier death, resignation or removal. At such time, the Board of Directors shall select an individual to serve at its pleasure as Foundation Manager.

                    (e) All decisions of the Board of Directors shall be by majority vote of the directors present at a duly organized meeting of the Board of Directors. Each director shall have one vote. In the event of a tie vote, the decision of the Chairman shall control.

                    (f) The Board of Directors shall meet at least annually. Every meeting of the Board of Directors shall be held at such place, at such time and on such day as is reasonably designed to permit all directors to be able to attend the meeting.

                    (g) In selecting charitable organizations to receive distributions from the Foundation, the Board of Directors shall neither adopt grant-making programs nor make pledges for a period in excess of five (5) years.

                    (h) Each member of the Board of Directors and the Foundation Manager shall be entitled to receive reasonable compensation.

          (S)3.2    Incorporation.  The grantor authorizes and empowers the
                    -------------
Board of Directors to form and organize a nonprofit corporation limited to the uses and purposes provided for in this trust agreement, such corporation to be organized under the laws of any state or under the laws of the United States as may be determined by the Board of Directors and, when organized, to be limited exclusively to the accomplishment of charitable purposes. Upon the creation and organization of such corporation, the Board of Directors shall direct the trustees to convey, transfer and deliver to such corporation all the property and assets which the Foundation owns and to which it may be or become entitled, free and discharged from the provisions of this trust agreement, but restricted, nevertheless, for use for exclusively charitable purposes. The charter, by-laws and other documents for the organization and management of such corporation and its affairs and property shall be such as the Board of Directors shall determine, consistent with the provisions of this Section.

                                  ARTICLE FOUR
                                     POWERS

          (S)4.1    Powers of the Trustees.  In the administration of the
                    ----------------------
Foundation herein created, the trustees shall have and may exercise (subject to any provision of this trust agreement limiting or qualifying in any way any power, authority or discretion of the trustees), in addition to and not in limitation of any authority given the trustees by law and without the necessity of obtaining the consent of any court, the following powers, all of which shall be exercised by the trustees in a fiduciary capacity and subject to the degree of judgment and care which a prudent man would exercise with respect to his own affairs: to invest in, accept and retain any real or personal property, including stock of a corporate trustee or its holding company, without restriction to legal investments; to sell, pledge, exchange, mortgage or lease for any term whatever any real or personal property; to give option for sales, leases and exchanges; to manage and operate all real property; to release, partition, vacate or abandon any such property; to make improvements thereto or thereon; to construct, demolish, alter, repair, rebuild, maintain and insure buildings and other improvements on any such real property, and to use other assets of the trust property for any purposes; to compromise claims; to hold shares of stock or other securities in nominee registration form, including that of a clearing corporation or depository, or in book entry form or unregistered or in such other form as will pass by delivery; to vote securities in person or by proxy; to employ attorneys, accountants, investment counselors and other agents, to act without investigation upon their recommendations and to pay their compensation out of the trust property; to distribute the trust property either in cash or in kind, or partly in cash, and to allot different kinds of, or interests in, property to different shares.

          (S)4.2    Specific Limitations or Powers.  Notwithstanding any other
                    ------------------------------
provision of this trust agreement, all of which are modified by this Section 4.2, the trustees, the Board of Directors, each director and the Foundation Manager are prohibited from engaging in any act of self-dealing as defined in
Section 4941(d) of the Internal Revenue Code, from retaining any excess business holdings as defined in Section 4943(c) of the Internal Revenue Code that would subject this trust to tax under Section 4943 of the Internal Revenue Code, from making any investments that would subject this trust to tax under Section 4944 of the Internal Revenue Code, and from making any taxable expenditures as defined in Section 4945(d) of the Internal Revenue Code, to the extent any action inconsistent therewith would subject the Foundation, the trustees, the Board of Directors or any director and/or the Foundation Manager to tax under one or more of the sections of the Internal Revenue Code cited in this Section. The Board of Directors shall direct the distribution and the trustees shall distribute income, and if necessary accumulated income and principal, at such time and in such manner as not to subject the Foundation to tax under Section 4942 of the Internal Revenue Code.

          (S)4.3    General Limitations or Powers.  The trustees, the Board of
                    -----------------------------
Directors, each director and the Foundation Manager shall not have and may not exercise any power given either expressly, by interpretation or by operation of law, nor shall they engage, directly or indirectly, in any activity, nor shall the Board of Directors adopt any by-law, that would prevent the Foundation from qualifying and continuing to qualify as an organization described in Section 501(c)(3) of the Internal Revenue Code, contributions to which are deductible for federal income, gift and estate tax purposes under the United States internal revenue laws.

          (S)4.4    Reformation.  The trustees are, without the necessity of
                    -----------
obtaining the authority, consent or approval of any court, authorized at any time and from time to time to reform the provisions of this trust agreement to the end and purpose that the Foundation shall at all times qualify and continue to qualify as an organization described in Section 501(c)(3) of the Internal Revenue Code. The trustees shall notify the Board of Directors of any such amendment.

          (S)4.5    No Bond Required.  No bond shall be required in any
                    ----------------
jurisdiction of the trustees, or of any successor trustees, or if a bond is required by law, no surety on such bond shall be required.

                                  ARTICLE FIVE
                            MISCELLANEOUS PROVISIONS

          (S)5.1    Receipt of Property.  After the initial contribution in
                    -------------------
trust, the trustees may receive and accept property, real or personal, by way of gift, bequest or devise, from any person, including the grantor and any firm, trust or corporation, to be held, administered and disposed of in accordance with and pursuant to the provisions of this trust agreement; provided, however, the trustees shall have discretion to accept or reject any such property; provided further, however, no gift, bequest or devise of any such property shall be received and accepted if it is conditioned or limited in such manner as to require the disposition of the income or its principal to any person or organization other than a charitable organization and for other than charitable purposes, or as shall in the opinion of the trustees jeopardize the federal income tax exemption of the Foundation pursuant to Section 501(c)(3) of the Internal Revenue Code.

(S)5.2    Irrevocability.  The grantor intends that the Foundation created under
          --------------
this trust agreement shall be irrevocable and (except as provided in (S)4.4 of this trust agreement) the grantor hereby renounces any and every right, power or authority that the grantor otherwise might or could have to revoke, alter or amend this trust agreement, any of the provisions hereof or the Foundation created hereunder.

          (S)5.3    Governing Law; Situs.  This trust agreement has been
                    --------------------
executed and delivered by the grantor and accepted by the trustees in the Commonwealth of Pennsylvania and shall be construed in accordance with and governed by the laws of said Commonwealth. The situs of this trust shall be in the County of Allegheny, Commonwealth of Pennsylvania.

          (S)5.4    Accumulated Income.  In the event any income of the
                    ------------------
Foundation is not required to be expended, and is in fact not expended, by the end of its fiscal year, such income may, but need not, be separately accounted for in an accumulated income account. To the extent such income is not separately accounted for in an accumulated income account, such income shall be added to principal.

          (S)5.5   Internal Revenue Code.    As used in this trust agreement,
                   ---------------------
the term "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 (and the regulations thereunder), as amended from time to time, or the corresponding provision of subsequent law.

          IN WITNESS WHEREOF, the parties hereto have hereunto executed this trust agreement as of the day and date first above written.

WITNESS:                            GRANTOR AND TRUSTEE:

----------------------------        -------------------------------- (SEAL)
                                    THOMAS E. FALLAT


WITNESS:                            TRUSTEE:




----------------------------        -------------------------------- (SEAL)
                                    CHARLES E. WESTON

COMMONWEALTH OF PENNSYLVANIA        )
                                    )     SS:
COUNTY OF ALLEGHENY                 )

          On this, the 31/st/ day of March, 1997, before me, a Notary Public, personally appeared THOMAS E. FALLAT, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                  -------------------------------------
                                              Notary Public

(SEAL)


COMMONWEALTH OF PENNSYLVANIA        )
                                    )     SS:
COUNTY OF ALLEGHENY                 )

          On this, the 31/st/ day of March, 1997, before me, a Notary Public, personally appeared CHARLES E. WESTON, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                  -------------------------------------
                                              Notary Public

(SEAL)

                                 SCHEDULE A
                                 ----------


        Shares of the Common Stock of Cotelligent Group      $
-------